EXHIBIT 10.33

                   AMENDMENT TO MANAGEMENT SERVICES AGREEMENT

        This Amendment (the "Amendment") to the Management Services Agreement (the "Agreement"), effective as of May 31, 1996, between Castle Dental Centers of Tennessee, Inc., a Tennessee corporation ("Business Manager"), and Castle Mid-South Dental Center, P.C., a Tennessee professional corporation ("PC"), is made and entered into as of the 16th day of August 1996.

        1. INTRODUCTION. This Amendment is entered into pursuant to and in conformity with Section 8.15 of the Agreement. All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Agreement.

        2. AMENDMENTS. Business Manager and PC hereby agree to amend the Agreement as follows:

        (a) Paragraph (h) of Section 3.1 is hereby amended to read in its entirety as follows:

                "(h) DENTIST HIRING. The PC shall, consistent with the Budget, employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising, and terminating, the number and type of Dentists as the PC deems necessary for the efficient operation of PC's facilities. The PC shall review and approve any variations to the restrictive covenants in any dentist employment contract."

        (b) Subparagraph (2) of Paragraph (a) of Section 4.10 is hereby amended to read in its entirety as follows:

                "(2) PROCESS FOR SUCCEEDING BUDGETS. Annually and at least thirty (30) days prior to the commencement of each fiscal year of PC, Business Manager, in consultation with PC, shall prepare and deliver to PC for PC's approval a proposed Budget, setting forth an estimate of PC's revenues and expenses for the upcoming fiscal year (including, without limitation, the Management Fee and Performance Fee associated with the services provided by Business Manager hereunder). The Budget process shall not supersede the Dentists' professional judgment, including, but not limited to, decisions concerning equipment. PC shall review the proposed Budget and either

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                approve the proposed Budget or request any changes within
                fifteen (15) days after receiving the proposed Budget. The Budget shall be adopted by PC after its approval thereof and may be revised or modified only in consultation with the Business Manager."

        (c) Section 4.11 is hereby amended to read in its entirety as follows:

                "Section 4.11 REPORTS AND RECORDS. Business Manager shall establish, monitor, and maintain procedures and policies for the timely creation, preparation, filing and retrieval of all dental records generated by PC in connection with PC's provision of Dental Services; and, subject to applicable law, shall use its best efforts to ensure that dental records are promptly available to Dentists and any other appropriate persons. All such dental records shall be retained and maintained in accordance with all applicable State and federal laws relating to the confidentiality and retention thereof. All dental records shall be and remain the property and under the control of PC and shall be retained by PC in the event of termination of the Manage ment Services Agreement. All dental records shall be located at the applicable Center so that they are readily available for patient care, and PC shall remain the custodian thereof and responsible for their maintenance. Business Manager shall use its reasonable efforts to preserve the confidentiality of dental records and use information contained in such records only for the limited purpose necessary to perform the services set forth herein; provided, however, in no event shall a breach of said confidenti ality be deemed a default under this Agreement."

        (d) Section 5.4 is hereby amended to read in its entirety as follows:

                "Section 5.4 DENTAL SERVICES. PC shall ensure that Dentists and non-dentist dental care personnel are available to provide Dental Services to patients during the normal operating hours of each Center. In the event that Dentists are not available to provide Dental Services coverage, PC shall engage and retain LOCUM TENENS coverage as it deems reasonable and appropriate based on patient care requirements. Dentists retained on a LOCUM TENENS basis shall meet all of the requirements of Section 5.3, and the cost of providing LOCUM TENENS coverage shall be a PC Expense. PC and the Dentists shall be responsible for scheduling Dentist and non-dentist dental care personnel coverage of all dental procedures. PC shall cause all Dentists to develop and promote PC."

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        (e)     Section 7.1 is hereby amended to read in its entirety as
                follows:

                "Section 7.1 INITIAL AND RENEWAL TERM. The Term of this Management Services Agreement will be for an initial period of forty (40) years after the effective date, and shall be automatically renewed for successive five (5) year periods thereafter, provided that neither Business Manager nor PC shall have given notice of termination of this Management Services Agreement at least ninety (90) days before the end of the initial term or any renewal term, or unless otherwise terminated as provided in Section 7.2 of this Management Services Agreement."

        3. NO OTHER CHANGES. Except as set forth herein, provisions of the Agreement shall remain in full force and effect.

        4. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.

        IN WITNESS WHEREOF, Business Manager and PC have caused this Amendment to be executed as of the date first set forth above.


                                BUSINESS MANAGER:

                                CASTLE DENTAL CENTERS
                                OF TENNESSEE, INC.

                                By:
                                    Jack H. Castle, Jr.
                                    Chairman and Chief Executive Officer

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                                PC:

                                CASTLE MID-SOUTH DENTAL CENTER, P.C.

                                By:
                                    G. Powell Bilyeu
                                    President

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